Exhibit 99.1

Professional Diversity Network, Inc. Announces Agreement to Acquire Interests in RemoteMore USA, Inc., a Provider of Remote-hiring Marketplaces

March 26, 2021 08:20 ET | Source: Professional Diversity Network, Inc.

CHICAGO, March. 26, 2021 (GLOBE NEWSWIRE) — Professional Diversity Network, Inc. (NASDAQ: IPDN), (“PDN” or the “Company”), a developer and operator of online and in-person networks that provide access to networking, training, educational and employment opportunities for diverse individuals, today announced that it has entered into a stock purchase agreement to acquire equity interests in RemoteMore USA, Inc. (“RemoteMore”), an innovative company that provides remote-hiring marketplace services for developers and companies. The transaction is subject to satisfaction of closing conditions and is expected to close in the second quarter of 2021. Upon completion the Company will have ability to become RemoteMore’s largest shareholder and obtain significant influence on its operations.

RemoteMore is a technology company that addresses the increasing demand for qualified candidates by connecting them with businesses through an extensive, remote services network. The virtual network will allow businesses to access candidates from a wider scope, transcending the current geographic limitations. It serves growing needs for businesses to find quality candidates in long range radar scope rather than in local sources. Companies will have a much bigger pool of quality candidates to screen that is beyond their normal geographic limitation. “This transaction will provide us with a partner that shares our commitment to customers and can add strategic and operational value,” said Boris Krastev, RemoteMore’s founder,” We are confident that PDN’s support will enable RemoteMore to execute on its strategy and next phase of growth.”

PDN, being one of the largest diverse networks in the nation, aims to facilitate the process of matching qualified job seekers with employers through a system that reduces the costs and resources needed to operate efficiently. “We believe that working remotely is the trend for high-tech companies, and the Covid-19 pandemic is a catalytic factor for this approach. While this trend will inevitably evolve after the pandemic, the marriage between PDN and RemoteMore will not only effectively address technology companies’ hiring needs, but also help whole society access a larger, diversified pool of qualified candidates. Meanwhile, the platform also gives programmers the ability to overcome the physical barrier of commuting to find their desired employers. This deal is in line with PDN’s core business strategy.” said Adam He, Chief Executive Officer of PDN.

Professional Diversity Network, Inc.

Professional Diversity Network, Inc. (PDN) is a developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse professionals. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to recruit diverse employees. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

For more information about PDN, please visit:

https://www.ipdnusa.com

About RemoteMore

RemoteMore is a remote job-hiring start-up that connects companies with reliable, cost-efficient developers with less effort and friction, and empowers every developer to get a meaningful job regardless of their location.

Forward-Looking Statements

This press release contains information about PDN’s view of its future expectations, plans, and prospects that constitute forward-looking statements. These forward-looking statements are made under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts in this announcement are forward-looking statements, including, but not limited to: any projections of earnings, revenue, or other financial items; any statements regarding the adequacy, availability, and sources of capital, any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. In addition, there is uncertainty about the continuous spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, and global economic activity in general. PDN may also make written or oral forward-looking statements in its periodic reports to the SEC, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including statements about PDN’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, whether known or unknown, and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “will make,” “will be,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “endeavor to,” “is/are likely to,” or other similar expressions. Further information regarding these and other risks is included in our annual report and other filings with the U.S. Securities and Exchange Commission (the “SEC”). All information provided in this press release is as of the date of this press release, and PDN undertakes no obligation to update any forward-looking statements, except as may be required under applicable law.

Press Contact for IPDN:

For further information, please contact:

Professional Diversity Network, Inc.

Tel: (312) 614-0950

Email: investors@ipdnusa.com

Source: Professional Diversity Network, Inc.